UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

GALAXY GAMING, INC.
(Name of Registrant as Specified in Its Charter)

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On August 7, 2019, Galaxy Gaming, Inc., a Delaware corporation (the “Company”), issued the following press release announcing Robert Saucier’s and Robert Pietrosanto’s invalid and untimely proposed slate of nominees for the Board of Directors of the Company, for which Mr. Pietrosanto and Mr. Saucier purported to solicit proxies from the Company’s stockholders for the Company’s 2019 Annual Meeting of Stockholders pursuant to that certain preliminary proxy statement filed with the Securities and Exchange Commission on August 2, 2019 by Mr. Pietrosanto, Mr. Saucier and the other participants named therein:

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GALAXY GAMING COMMENTS ON INVALID AND UNTIMELY PROPOSED SLATE OF DIRECTORS ANNOUNCED BY DENIED APPLICANT AND FOUNDER ROBERT SAUCIER AND TERMINATED EX-SALES EMPLOYEE ROBERT PIETROSANTO

Violations of Company Bylaws Invalidate Purported Nomination Notice

Galaxy Gaming Delivers Cease-and-Desist Letter to Mr. Saucier Regarding Provision of False and Misleading Information to Stockholders

LAS VEGAS, NEVADA August 7, 2019 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCQB: GLXZ) (“Galaxy” or the “Company”), a developer and distributor of casino table games and enhanced systems, announced today that it received a purported notice of proposed nominees for election to Galaxy’s Board of Directors (the “Galaxy Board”) at its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), with the solicitation of Galaxy’s stockholders anticipated by Robert Saucier and Robert Pietrosanto. Galaxy has determined the nominations are invalid due to numerous failures by Mr. Saucier, Mr. Pietrosanto and their proposed nominees to comply with material provisions of Galaxy’s bylaws, including the requirement to timely provide advanced notice of their purported slate of nominees to Galaxy.

On June 6, 2019, Galaxy publicly announced the date of the 2019 Annual Meeting, which is to be held on August 28, 2019. Accordingly, pursuant to the terms of Galaxy’s bylaws, any notice of nomination for the 2019 Annual Meeting would have needed to be delivered to Galaxy no later than the close of business on June 29, 2019. Galaxy received the purported notice of nomination from Mr. Saucier and Mr. Pietrosanto regarding their proposed slate of three directors on August 2, 2019.

Mr. Saucier’s and Mr. Pietrosanto’s purported notice was delivered after the notice deadline required by Galaxy’s bylaws, and, accordingly, pursuant to the express terms of Galaxy’s bylaws, shall not be considered at the 2019 Annual Meeting.

In addition, Galaxy has delivered to Mr. Saucier a cease-and-desist letter, informing Mr. Saucier that his solicitation efforts contain false and misleading statements regarding Galaxy’s prior review of potential strategic transactions and regarding actions purportedly taken by Harry Hagerty, Galaxy’s Chief Financial Officer, and violate his confidentiality agreement with Galaxy, among other things. Galaxy also informed Mr. Saucier that his improper solicitation could prompt a response from gaming regulators in multiple states in which Galaxy’s gaming licenses are conditioned on restricting Mr. Saucier’s involvement with the Company.  For example, Mr. Saucier’s solicitation, if successful, would risk violation of the conditions of Galaxy’s gaming license in Nevada, which prohibits Mr. Saucier from exercising stockholder powers to change the composition of the Galaxy Board until Mr. Saucier is licensed or found suitable by the Nevada Gaming Commission. Furthermore, Mr. Saucier’s solicitation could adversely impact Galaxy’s pending gaming license application in California, as well as raise concerns with Wisconsin and Maryland regulators, both of which have previously raised concerns with approving necessary gaming licenses based on Mr. Saucier’s affiliation with Galaxy.

As previously announced, in May 6, 2019, Galaxy redeemed all of the shares of Galaxy’s common stock held by Mr. Saucier and his affiliates in accordance with Galaxy’s Articles of Incorporation in connection with the unanimous determination of the Galaxy Board that such redemption was necessary to protect Galaxy and all its stockholders.  Mr. Pietrosanto was a Senior Sales Specialist at Galaxy during Mr. Saucier’s tenure as Galaxy’s President and CEO.  Mr. Pietrosanto was terminated in 2018 in connection with potential violations of Galaxy policies necessary to ensure regulatory compliance.

Galaxy believes that Mr. Saucier and Mr. Pietrosanto intend to pursue an expensive, short-sighted and irresponsible strategy aimed at attempting to unwind the redemption of Mr. Saucier’s shares of Galaxy’s common stock for personal benefit and to enable Mr. Saucier to exert improper control over the operations of Galaxy for his own benefit to the detriment of other stockholders. The management of Galaxy and its Board of Directors remain firmly committed to acting in the best interests of all stockholders.

The Galaxy Board continues to review, with the assistance of its counsel, the purported notice and preliminary solicitation statement made by Mr. Saucier, Mr. Pietrosanto, and their proposed nominees against the requirements under Galaxy’s bylaws and applicable law, including federal securities laws.  Galaxy will protect the best interests of its stockholders using all appropriate means available to Galaxy.

The 2019 Annual Meeting will be held in Las Vegas, Nevada, on August 28, 2019. The Galaxy Board recommends that you vote for each of the five (5) director nominees that have been nominated by the Galaxy Board.

Forward-Looking Statements

Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Galaxy cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Galaxy files with the Securities and Exchange Commission.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy (galaxygaming.com) develops and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, cruise ships and online casinos worldwide. Galaxy’s games can be played online at FeelTheRush.com. Connect with Galaxy on Facebook, YouTube and Twitter.

Important Information

Galaxy has filed with the SEC and furnished to its stockholders a Proxy Statement in connection with the 2019 Annual Meeting on July 29, 2019, and advises its stockholders to read the Proxy Statement relating to the 2019 Annual Meeting because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that Galaxy files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Galaxy by directing a request to Galaxy Gaming, Inc., Attn: Investor Relations, 6767 Spencer Street, Las Vegas, Nevada 89119.

Certain Information Concerning Participants

Galaxy, its directors and named executive officers may be deemed to be participants in the solicitation of Galaxy’s stockholders in connection with the 2019 Annual Meeting. Stockholders may obtain information regarding the names, affiliations, and direct and indirect interests, by security holdings or otherwise of such individuals in Galaxy’s Proxy Statement dated July 29, 2019, which is filed with the SEC. To the extent holdings of Galaxy Gaming’s securities have changed since the amounts printed in the Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Contact:

Media:	John Strickland (702) 938-1753
Investors:	Harry Hagerty (702) 938-1740